EXHIBIT 10.56

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EXHIBIT A

FIRST AMENDMENT AND SUPPLEMENT (“this Amendment”) dated as of November 15, 2005 to the DEVELOPMENT AND LICENSING AGREEMENT (“the Original Agreement” and, as amended and supplemented by this Amendment, “the Agreement”) dated as of September 27, 1996, by and between GILEAD SCIENCES, INC., a Delaware Corporation (“Gilead”), on the one hand, and F. HOFFMANN-LA ROCHE LTD, a corporation organized under the laws of Switzerland, and HOFFMANN-LA ROCHE INC., a corporation organized under the laws of New Jersey, on the other hand (collectively “Roche”). Capitalized terms used but not defined herein shall have the meanings assigned them in the Original Agreement.

WHEREAS pursuant to the Original Agreement Gilead granted to Roche and its Affiliates, among other things, a sole and exclusive worldwide license under certain intellectual property rights only for the manufacture, importation, use, sale and offer for sale of Products for any and all uses on the terms set forth therein;

WHEREAS pursuant to a Settlement Agreement and Release executed by the parties as of the date hereof (“the Settlement Agreement”) the parties have resolved all disputes that have arisen under the Original Agreement and have agreed to execute this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Amendment, the parties hereby agree as follows:

Section 1. Amendment of Original Agreement.

(a) Deletion Of Redundant Provision. Article 4 of the Original Agreement is hereby amended by deleting Section 4.4 of the Original Agreement in its entirety and substituting therefor the word “Reserved”.

(b) Elimination Of Cost Of Goods Sold Adjustment. Article 5 of the Original Agreement is hereby amended by deleting Section 5.3(d) of the Original Agreement in its entirety and substituting therefor the word “Reserved.” Notwithstanding anything in the Original Agreement to the contrary, no pending or future Royalty payments to be made by Roche to Gilead under the Agreement shall be subject to any reduction relating to any “COGS Adjustment Amount” and Gilead shall not be entitled to any recovery relating to any “COGS Adjustment Amount”.

(c) Modification of Royalty Payment Schedule: Article 5 of the Original Agreement is hereby amended by replacing 5.3(b) with the following: “Roche shall pay Gilead the Royalty owing to Gilead at the rates set forth in section 5.3(a) of the Original Agreement. By way of example, if, in the calendar year 2006, Roche’s total calendar 2006 Net Sales is equal to $700 million, and the fourth quarter of calendar 2006 Net Sales is equal to $150 million, the total Royalty Payment from Roche to Gilead related to Net Sales in the fourth quarter of calendar 2006 shall equal $33 million (22% of $150 million). And if, in the first quarter of calendar 2007, Net Sales is equal to $250 million, then the Royalty Payment from Roche to Gilead related to Net Sales in the first quarter of calendar 2007 shall equal $37 million (14% of the first $200 million, and 18% of the next $50 million).”

Section 2. Sale and Purchase of shikimic acid: Roche agrees to purchase from Gilead, and Gilead agrees to sell to Roche, a specific quantity of shikimic acid as set out in Attachment 1 (the “shikimic acid”) for a total purchase price of [ * ] (the “Purchase Price”) and on the following terms: (i) Gilead shall deliver the shikimic acid to Roche to the location or locations specified by Roche to Gilead, as soon as reasonably practicable and no later than [ * ] after the date of this Amendment; (ii) together with delivery of the shikimic acid, Gilead shall provide to Roche certificates of analysis and samples to determine usability in respect of each batch of the shikimic acid; (iii) Roche shall pay Gilead the Purchase Price within [ * ] of delivery of the shikimic acid; and (iv) Gilead warrants to Roche that the shikimic acid shall be useable and free from defects [ * ].

Section 3. Communication Regarding Public Health Initiatives.

(a) Coordination of Communications. Roche shall through the Commercial Working Group (as defined in Section 6(f)) use its good faith reasonable efforts to keep Gilead reasonably informed of Roche’s key message points and communications strategies regarding the Product and Product positioning, and Roche shall consider in good faith Gilead’s input and comment regarding such message points and strategies. Gilead shall use its good faith reasonable efforts to ensure that its public communications are consistent with such message points and strategies, including with respect to (i) engaging in public health initiatives relating to the Product and other educational initiatives relating to the Product for the medical and scientific communities, (ii) developing and discussing treatment guidelines and protocols relating to the Product and (iii) communicating with public health advocates on scientific and medical matters relating to the Product.

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(b) Roche’s Exclusive Right to Communicate with Regulatory and Governmental Authorities. Roche retains the exclusive right under the Original Agreement to sell, offer for sale and otherwise promote the Product to potential government purchasers in the United States and around the world, and has the exclusive right to communicate with governmental and regulatory authorities (including the FDA) regarding regulatory and commercial issues (including governmental licenses and/or approvals to market the Product) associated with the Product. Roche understands, however, that Gilead will be communicating with government agencies, public officials and members of the public health, medical and scientific communities in the course of carrying out the types of activities described in the final sentence of Section 1(a) above.

Section 4. Coordination With Respect To Voluntary And Compulsory Licensing.

(a) General Strategy. The parties shall collaborate and attempt in good faith to develop and review on an ongoing basis a strategy for responding to threats of compulsory licensing of the Product and for related requests by Third Parties for sublicenses to make, use and sell the Product under circumstances other than normal commercial circumstances (a “Voluntary License”). Such collaboration shall be arranged through representatives from each party who shall be designated by Roche and Gilead in writing. Nothing in this Amendment shall affect Roche’s pre-existing right to grant sub-licenses under Article 2 of the Original Agreement.

(b) Communication with Gilead. Gilead acknowledges that Roche will be responsible for responding to requests for Voluntary Licenses and for communications with governments regarding compulsory licensing of the Product. Each party shall use reasonable efforts to inform the other through its designated representative as to material developments regarding Voluntary License proposals and threats of compulsory licensing. In addition, each party will use reasonable efforts to respond to requests from the other for information regarding such proposals and threats.

(c) Voluntary Licensing Proposals. Any proposal by Roche to grant a Voluntary License shall be presented promptly to Gilead for review. The parties will work together promptly in good faith to reach agreement as to such proposal. Gilead shall advise Roche of its agreement or objection to Roche’s proposal (including the reasons for any objections) within [ * ] of the notice by Roche. Any disagreement with respect to such a proposal (a “Voluntary License Dispute”) will be resolved promptly through the applicable dispute resolution

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procedures set forth in Sections 10(e) and 11 hereof. A Voluntary License to which Gilead has consented in writing or to which the arbitrator has determined, prior to its issuance, is not unreasonable shall be referred to as an Apportioned License.

(d) Apportionment of Licensing Consideration. Consideration, if any, paid by the licensee under either an Apportioned License or compulsory license of the Product shall be shared 50% by Roche and 50% by Gilead, and any sales by Third Parties under any such licenses (and the related payments under this clause (d)) [ * ].

Section 5. Joint Manufacturing Committee.

(a) Formation of Committee. Gilead and Roche shall form a Joint Manufacturing Committee (“the Manufacturing Committee”) with two representatives designated by Gilead and two representatives designated by Roche. The initial representatives to the Manufacturing Committee from each party are set forth in Schedule 5(a). Either party may replace its representatives at any time upon written notice to the other party, provided such replacement representative is of similar status and authority as the representative being replaced.

(b) Responsibilities of the Manufacturing Committee. The Manufacturing Committee shall be responsible for (i) reviewing Roche’s existing worldwide capacity for Product manufacture currently in place and plans for the expansion of such capacity consistent with Roche’s obligations under the Agreement; and (ii) considering and evaluating Roche’s global plans for manufacturing the Product (“Roche’s global manufacturing plans”) consistent with Roche’s obligations under the Agreement. The Manufacturing Committee shall also review Roche’s efforts to make process improvements such as improvements in equipment throughput and yield efficiencies. Roche shall provide Gilead with a report on Roche’s global manufacturing plan reasonably in advance of each scheduled meeting of the Manufacturing Committee, and in any event at least [ * ] in advance of the meeting, which report shall include information about current and anticipated manufacturing requirements and capacity, sources of supply, and process improvements such as improvements in equipment throughput and yield efficiencies with respect to the Product (inclusive of raw materials and intermediates).

(c) Procedures of the Manufacturing Committee. The Manufacturing Committee shall meet in person on a quarterly basis for the first two years following the execution of this Amendment, and thereafter on a semi-annual basis, and shall attempt in good faith to reach consensus on all issues. Meetings

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of the Manufacturing Committee shall be held in [ * ], with [ * ] meetings held in [ * ] and the [ * ] meeting held in [ * ]. The first meeting shall be held in [ * ]. In the event that the Gilead representatives disagree with Roche’s plans or any aspect thereof, Gilead shall have the right to appeal the determination of the Roche representatives through the applicable dispute resolution procedures set forth in Sections 9 and 10 of this Amendment. Each of Gilead and Roche may advise the other if it desires the agenda for any meeting of the Manufacturing Committee to include reasonable topics beyond those which are evident from the report submitted to it in advance by the other. Each party shall supply to the other any information related to Product manufacture which is reasonably requested by the other party, without placing undue burden on the supplying party consistent with the responsibilities of the Manufacturing Committee.

(d) Formation of Manufacturing Working Group; Informal Communications. In addition to forming the Manufacturing Committee, Gilead and Roche shall each appoint three individuals to a Manufacturing Working Group. The initial representatives to the Manufacturing Working Group from each party are set forth in Schedule 5(d). Either party may replace its representatives at any time upon written notice to the other party, provided such replacement representative is of similar status and authority as the representative being replaced. The Manufacturing Working Group shall meet on a regular basis to exchange information regarding the development of Roche’s global manufacturing plan, activities and progress under such plan (such as reviewing existing inventory levels versus current demand forecasts) and manufacturing issues related to the Product. Meetings of the Manufacturing Working Group (“Manufacturing Working Group Meetings”) shall be held on such schedule as the members of such working group may jointly agree, provided, however, that each of Gilead and Roche shall make its representatives available to participate in Manufacturing Working Group Meetings at least once per month, for meetings of at least two hours in length. Each party may provide agenda items to the other party in advance of each meeting of the Manufacturing Working Group. Manufacturing Working Group Meetings shall be held by telephone or video conference unless the Gilead and Roche representatives mutually agree otherwise.

Section 6. U.S. Commercial Committee.

(a) Formation of Committee. Gilead and Roche shall form a U.S. Commercial Committee (“the Commercial Committee”) with two representatives designated by Gilead and two representatives designated by Roche. The initial representatives to the Commercial Committee from each party are set forth in Schedule 6(a). Either party may replace its representatives at any time upon written notice to the other party, provided such replacement representative is of similar status and authority as the representative being replaced.

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(b) Responsibilities of the Commercial Committee. The Commercial Committee shall be responsible for considering and evaluating Roche’s commercial plans and strategies for the Product in the United States (“Roche’s U.S. commercial plans”) consistent with Roche’s obligations under the Agreement. The Roche U.S. commercial plans shall consist of the “plan of action” used by Roche for its internal planning purposes, which shall address in reasonable detail at least the topics identified on Attachment 2 to this Amendment. Roche shall provide Gilead with a report on Roche’s U.S. commercial plans reasonably in advance of the scheduled pre-season meeting of the Commercial Committee, and in any event at least [ * ] in advance of the meeting. Nothing in this Amendment shall in any way affect or modify Roche’s exclusive rights under Article 7.1 of the Original Agreement.

(c) Marketing Presentations. The Commercial Committee shall meet in person twice per year [ * ]. One meeting shall be a “pre-season meeting” to be held early in [ * ]. Roche shall use its reasonable efforts to deliver to Gilead at least [ * ] in advance of such meeting a copy of the U.S. marketing “plan of action” used by Roche for its internal planning purposes, which shall set forth at least the information described above with respect to Roche’s U.S. commercial plans, and such plan of action shall include an analysis assessing in reasonable detail U.S. sales and marketing progress against the activities and targets set forth in the prior year’s plan. The other meeting shall be a mid-season review to be held early in [ * ]. The mid-season review shall among other things assess U.S. sales and marketing progress against the activities and targets set forth in the pre-season plan. Roche shall present to Gilead at least [ * ] in advance of such mid-season meeting a report setting forth in reasonable detail such progress against the pre-season plan.

(d) Utilization of Gilead’s Sales Force. Gilead shall have the option to provide a specialized sales force of no more than 200 representatives (e.g. a specialty sales force such as pediatrics) to supplement Roche’s marketing efforts in the United States for the Product as provided in this paragraph (the actual number of representatives at Gilead’s election up to 200). Gilead may exercise such option by providing written notice to Roche which shall include Gilead’s determination of appropriate sales force involvement. The Commercial Committee shall determine the appropriate type of specialty sales force that will be utilized; including determining, in good faith, which type of sales force would most effectively enhance sales of the Product. In doing so, the Commercial Committee will seek to avoid duplication or overlap with the sales efforts of Roche’s U.S. sales force or its contract sales organizations. If the Commercial Committee cannot avoid duplication or overlap, it will seek to minimize such duplication or overlap. The Commercial Committee may not, without Gilead’s written consent, reduce the number of representatives elected by Gilead. The

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parties will negotiate reasonable fee-for-service compensation based on such Gilead sales force achieving agreed-upon activity levels (such as the number of details performed). Such fee-for-service compensation shall be in addition to the royalties payable under the Agreement. In the event Gilead exercises such option, the parties shall promptly negotiate in good faith a definitive co-promotion agreement giving effect to the foregoing and containing such other commercially reasonable, arm’s length terms consistent with the foregoing as are customary in the industry for the promotion of pharmaceutical products. Upon the execution and delivery of such definitive agreement, this sub-section (d) shall be superseded by such definitive agreement.

(e) Procedures of the Commercial Committee. The Commercial Committee shall attempt in good faith to reach consensus on all issues. In the event that the Gilead representatives disagree with Roche’s U.S. commercial plans or any aspect thereof or with the Commercial Committee’s determination of the appropriate involvement of the Gilead specialty sales force, Gilead shall have the right to appeal the determination of the Roche representatives through the applicable dispute resolution procedures set forth in Sections 9, 10 and 11 of this Amendment. Gilead may advise Roche if it desires the agenda for any meeting of the Commercial Committee to include reasonable topics beyond those which are evident from the report submitted to it in advance by Roche.

(f) Formation of U.S. Commercial Working Group; Informal Communications. In addition to forming the Commercial Committee, Gilead and Roche shall each appoint two individuals to a U.S. Commercial Working Group (the “Commercial Working Group”). The initial representatives to the Commercial Working Group from each party are set forth in Schedule 6(f). Either party may replace its representatives at any time upon written notice to the other party, provided such replacement representative is of similar status and authority as the representative being replaced. The Commercial Working Group shall meet on a regular basis to exchange information regarding the development of Roche’s U.S. commercial plans and coordination between Gilead and Roche in the event Gilead exercises its option in Section 6(d). Meetings of the Commercial Working Group (“Commercial Working Group Meetings”) shall be held on such schedule as the members of such working group may jointly agree, provided, however, that each of Gilead and Roche shall make its representatives available to participate in Commercial Working Group Meetings at least once per month, for meetings of at least two hours in length. Commercial Working Group Meetings shall be held by telephone or video conference unless the Gilead and Roche representatives mutually agree otherwise.

Section 7. Gilead Participation In Life Cycle Team. Gilead shall be entitled to designate a representative to become a core member of Roche’s Life

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Cycle Team with respect to the Product. Roche shall in good faith provide the Gilead representative with access to information regarding the Product provided to other core members of the Life Cycle Team for purposes of Life Cycle Team Meetings, including any materials relating to the Product that are referred to or discussed in Life Cycle Team meetings; excluding in each case as to matters that Roche reasonably and in good faith believes are proprietary business secrets unrelated to the Product, legal opinions or other privileged materials. The Gilead representative shall be entitled to participate in all Life Cycle Team meetings and phone calls, provided, however that Roche shall have no obligation to schedule team meetings or phone calls around the availability of the Gilead representative. Through the Life Cycle Team, Roche and Gilead shall in good faith coordinate with respect to Gilead’s participation in relevant global scientific advisory committees pertaining to the Product.

Section 8. Joint Supervisory Committee.

(a) Formation of Committee. Gilead and Roche shall form a Joint Supervisory Committee (“the Joint Supervisory Committee”) with three representatives designated by Gilead and three representatives designated by Roche. The initial representatives to the Joint Supervisory Committee from each party are set forth in Schedule 8(a). Either party may replace its representatives at any time upon written notice to the other party, provided such replacement representative is of similar status and authority as the representative being replaced.

(b) Responsibilities of the Joint Supervisory Committee. The Joint Supervisory Committee will consider and evaluate Roche’s overall commercial plans for the Product on a global basis (“Roche’s global commercial plan”). The Joint Supervisory Committee shall also seek to resolve any disputes of the Manufacturing Committee or Commercial Committee referred to it pursuant to Section 9 of this Amendment. Roche shall provide Gilead with Roche’s global commercial plans reasonably in advance of each meeting of the Joint Supervisory Committee, and in any event at least [ * ] prior to the meeting, which plans shall include historical and budgeted promotional spending levels, sales force activities, sales force size, major marketing activities, commercialization strategies, pricing strategies, forecasts and marketing analyses, in each Specified Market and Japan. Such plans shall also set forth Roche’s activities, plans and budgets with respect to government sales and pandemic planning. In reviewing and evaluating Roche’s global commercial plans, Gilead recognizes that activities in Japan for the Product are conducted through a majority-owned subsidiary of Roche acting under a sublicense, and that Roche’s access to information and control of activities in that country are more limited than elsewhere in the world. Nothing in this Amendment shall in any way affect or modify Roche’s exclusive rights under Article 7.1 of the Original Agreement.

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(c) Spending Levels For Seasonal Sales in Specified Markets. The Joint Supervisory Committee shall review Roche’s annual budget for aggregate spending in Specified Markets on promotional, marketing and sales activities for the Product related to Seasonal Sales. As used herein, the “Specified Markets” shall mean the 10 countries comprising the top 10 commercial markets for the Product (excluding Japan). “Seasonal Sales” shall mean sales of the Product during influenza season, excluding purchases and stockpiling by governmental or regulatory authorities and Third Parties for pandemic planning.

(d) Budgeting. Roche’s ordinary course accounting and budgeting processes, procedures and calculations shall be utilized for all purposes under this Amendment. The parties acknowledge that the amount actually spent by Roche on marketing, promoting and selling the Product in Specified Markets may, consistent with Roche’s Best Efforts obligations under the Original Agreement, vary from the budgeted amount based upon circumstances that arise during the year or matters not otherwise within the reasonable control of Roche; it being understood and agreed that (i) any variance from budget of less than 10% of the aggregate budgeted amount shall be deemed to be immaterial for purposes of this Amendment and (ii) a variance from budget of 10% or more shall not by itself be deemed to be a violation of Roche’s obligations under this Amendment or the Agreement.

(e) Procedures of the Joint Supervisory Committee. The Joint Supervisory Committee shall meet in person on a semi-annual basis, or on such further occasions as set forth in Section 8(f), as either Roche or Gilead reasonably may request, and shall attempt in good faith to reach consensus on all issues. Meetings of the Joint Supervisory Committee shall be held in [ * ], with [ * ] and the [ * ]. The parties shall endeavor to schedule the semi-annual meetings of the Joint Supervisory Committee following a meeting of the Manufacturing Committee and the Commercial Committee. If Gilead believes there are topics that should be taken up by the Joint Supervisory Committee which are not covered by the Roche report delivered to it in advance of such meeting, Gilead may add such reasonable topics to the agenda by notice to Roche. In the event that the Gilead representatives disagree with Roche’s plans or any aspect thereof, Gilead shall have the right to appeal the determination of the Roche representatives to the respective designated executive officers for Roche and Gilead as set forth in Section 10.

(f) Informal Communications. The representatives of Gilead and Roche on the Joint Supervisory Committee shall be reasonably available during the course of the year for informal communications regarding matters within the ambit of the Joint Supervisory Committee, including the informal resolution of issues arising within the Manufacturing Committee and Commercial Committee.

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Section 9. Right To Escalate Disputes To The Joint Supervisory Committee.

(a) Escalation to JSC. In the event that the Manufacturing Committee or the Commercial Committee is unable to reach consensus on any matter relating to the Product, Gilead shall have the right to escalate the dispute for attempted resolution by good faith negotiations among the members of the Joint Supervisory Committee. Any such escalation of a dispute must be made in writing within [ * ] after either party has notified the other in writing that it believes that an impasse has been reached on such matter by the Manufacturing Committee or the Commercial Committee, and if Gilead does not escalate such dispute, Roche’s position shall prevail.

(b) Procedure for Referring Disputes to the Joint Supervisory Committee. If Gilead wishes to refer a dispute to the Joint Supervisory Committee, Gilead shall provide written notice to Roche and to the Joint Supervisory Committee describing the background to the dispute and the resolution it seeks (“the Notice of Dispute”) and shall include in the Notice of Dispute all materials it wishes to advance in support of its proposed resolution. Roche shall have [ * ] to provide its written response to Gilead and to the Joint Supervisory Committee.

(c) Consideration by the Joint Supervisory Committee. At such time as either Roche or Gilead reasonably may request, but in any event no later than at the next regulatory scheduled meeting of the Joint Supervisory Committee, the Joint Supervisory Committee shall consider the viewpoints of each of Gilead and Roche and shall attempt, in good faith, to resolve the dispute.

Section 10. References To Executive Officers.

(a) If the Joint Supervisory Committee is unable to resolve a dispute (other than a Voluntary License Dispute) referred to it by Gilead within the earlier of (i) [ * ] after its first meeting to discuss the dispute, or (ii) [ * ] after such dispute has arisen, then Gilead shall be entitled to refer the dispute, upon written notice to Roche, to the executive officers of each of Roche and Gilead designated below, or their successors, who shall attempt, in good faith, to resolve the dispute. Any such escalation of the dispute must be made within [ * ] of the failure of the Joint Supervisory Committee to resolve the dispute within the period described in this paragraph, and if Gilead does not escalate such dispute, Roche’s position shall prevail.

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(b) The said designated executive officers are as follows:

For Roche: CEO of Pharma Division

For Gilead: Chief Executive Officer

(c) The designated executive officers shall have [ * ] to attempt to resolve the dispute or such further time as they may agree.

(d) If the designated executive officers are unable to resolve the dispute, and if Gilead reasonably concludes that the dispute is material, Gilead shall be entitled to refer the dispute to Gilead’s Chief Executive Officer and Roche’s Chairman, who shall attempt, in good faith, to resolve the dispute. Any such escalation of the dispute must be made within [ * ] of the failure of the designated executive officers to resolve the dispute within the period described in paragraph (c) above and in the event Gilead does not escalate such dispute, Roche’s position shall prevail, except as provided in clause (e) below with respect to Voluntary License Disputes. The Chief Executive Officer of Gilead and the Chairman of Roche shall have [ * ] to attempt to resolve the dispute, or such further time as they may agree.

(e) Voluntary License Disputes. If the parties are unable in good faith to resolve a Voluntary License Dispute, such dispute shall be referred directly to the Chairman of Roche and the Chief Executive Officer of Gilead who shall attempt, in good faith, to resolve the dispute. Any such escalation of a Voluntary License Dispute must be made within [ * ] of the failure of the parties to resolve the Voluntary License Dispute within the period described in Section 4(c) of this Amendment. The Chairman of Roche and the Chief Executive Officer of Gilead shall have [ * ] to attempt to resolve the dispute, or such further time as they may agree, after which either party may initiate an arbitration proceeding pursuant to Section 11(e). In the event that a Voluntary License Dispute is not resolved as provided in this Section 10(e) and is not arbitrated pursuant to Section 11(e) below, then the proposed Voluntary License that is the subject of such Voluntary License Dispute [ * ].

(f) Final Decision-Making Authority. [ * ] consultation, coordination and input rights under this Amendment [ * ], and the parties agree that [ * ] over all disputes relating to matters set forth in Sections 3 through 8 of this Amendment that are not Arbitrable Disputes (as defined below), after taking into account in good faith the views of [ * ] in accordance with the procedures set forth in Sections 8, 9 and 10 hereof. Without limiting the generality of the foregoing, in the event a committee or working group created under this Amendment fails to reach consensus on any issue before it, the [ * ] committee or working group shall have the [ * ] to determine the act or decision of the committee or working group on such issue, subject in each case to the right of Gilead to escalate disagreements as provided in this Amendment.

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Section 11. References To Arbitration.

(a) Arbitrable Disputes. The parties recognize that resort to arbitration should only occur in exceptional circumstances and with respect to disputes concerning major commercial decisions (“Arbitrable Disputes”) as to the following matters:

(i) The annual budget for aggregate spending in Specified Markets on promotional, marketing and sales activities for the Product relating to seasonal influenza (“Specified Markets Spending Disputes”), excluding Roche’s annual budget for 2006. [ * ] in the annual budget for 2008 or later for aggregate spending in Specified Markets on promotional, marketing and sales activities for [ * ] of the budget for the immediately preceding year; and

(ii) A Voluntary License Dispute.

(b) Application of Article 14 of the Original Agreement. Arbitrable Disputes that cannot be resolved pursuant to the procedures set forth in Section 8, 9 and 10 shall be resolved through binding arbitration in accordance with this Section 11. The streamlined arbitration procedures set forth in this Section 11 shall only apply to Arbitrable Disputes. All other disputes under the Original Agreement shall be resolved in accordance with the procedures set forth in Article 14 of the Original Agreement.

(c) Selection of Arbitrator. In the event the Chairman of Roche and the Chief Executive Officer of Gilead fail to resolve an Arbitrable Dispute referred to them under this Amendment within the applicable time period specified in Section 10, (x) in the case of a Specified Markets Spending Dispute, Gilead shall have the right during the [ * ] immediately following such failure to notify Roche in writing that it wishes to have the dispute resolved by a single arbitrator pursuant to this Section and, in the event Gilead does not so escalate such dispute, the position of Roche shall prevail and (y) in the case of a Voluntary License Dispute, Roche shall have the right during the [ * ] immediately following such failure to notify Gilead in writing that it wishes to have the dispute resolved by a single arbitrator pursuant to this Section and, in the event Roche does not so escalate such dispute, then the proposed Voluntary License that is the subject of such Voluntary License Dispute shall not be granted. Within [ * ] of Gilead’s or Roche’s, as applicable, receipt of such notice, Roche and Gilead shall deliver to each other a list of three proposed arbitrators, each with (i) at least ten

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years of significant management-level experience, or industry-specific experience as a consultant, in the pharmaceutical industry, (ii) no direct or indirect affiliation with either party or its Affiliates or sublicensees, (iii) no conflict of interest as to the parties in general, and (iv) no direct or indirect interest in the matter in dispute. The parties shall have [ * ] to attempt to agree in good faith on the choice of arbitrator. If no agreement is reached within such [ * ] period, each of Roche and Gilead shall be entitled to strike two of the other party’s proposed arbitrators and the remaining two proposed arbitrators shall be submitted to the American Arbitration Association to select a single arbitrator.

(d) Arbitration for Specified Markets Spending Disputes. Specified Markets Spending Disputes except for Voluntary License Disputes shall be resolved in accordance with the following procedure:

(i) Within [ * ] of selecting an arbitrator Roche and Gilead shall each submit to the arbitrator a proposal for the aggregate amount of money to be spent in Specified Markets on promotional, marketing and sales activities for the coming year and written materials in support of its proposal, no longer than thirty pages in length.

(ii) The arbitrator may hear oral argument in New York, NY in support of each party’s position. The arbitrator shall consider only the parties’ submissions, any oral arguments and the text of the Agreement and this Amendment, and shall select either Roche’s proposal or Gilead’s proposal and, to the extent Article 2 and Article 4 of the Original Agreement is applicable, the arbitrator shall select the proposal that most closely conforms to Roche’s obligations under the Original Agreement to use Best Efforts. Neither party shall engage in ex parte communications with the arbitrator. The parties shall use reasonable efforts to obtain the decision of the arbitrator within [ * ] after his/her selection.

(e) Arbitration for Voluntary License Disputes.

(i) The parties recognize the need to resolve Voluntary License Disputes on an expedited basis. Following execution of this Amendment, the parties shall work together to identify an arbitrator with suitable experience to nominate as the proposed arbitrator for such disputes. The selection criteria as determined in paragraph (c) of this Section shall apply accordingly.

(ii) Voluntary License Disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and, to the extent practicable, those rules governing expedited procedures. The parties shall use reasonable efforts to obtain the decision of the arbitrator within [ * ] after his/her selection.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii) A proposal by Roche to grant a Voluntary License shall be upheld unless such proposal is determined by the arbitrator to be unreasonable.

(f) Effect of Arbitrator’s Award. An arbitral award issued pursuant to this Section 11 shall be final and binding upon the parties and not subject to appeal and otherwise have the effects specified in the Agreement. The parties shall promptly implement any arbitral award.

(g) Restriction on Number of Arbitrations. If Gilead is the losing party in an arbitration relating to a Specified Markets Spending Dispute, it shall forfeit the right to trigger an arbitration with respect to that category of dispute for [ * ]. In the event Gilead is the losing party in two consecutive arbitrations relating to a Specified Markets Spending Dispute, Gilead shall forfeit the right to bring an arbitration under this Section with respect to any further Specified Markets Spending Disputes for [ * ]. The forfeits described in this Section 11(g) shall not apply if in a given annual global spending period, Roche decreases budgeted spending in Specified Markets by more than [ * ].

Section 12. Representations And Warranties. Each party hereby represents and warrants: (a) such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Amendment and to carry out the provisions hereof; (b) such party is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder; (c) this Amendment, and the Original Agreement as amended and supplemented hereby, is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (d) the execution, delivery and performance of this Amendment by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound and does not violate any law or regulation or any court, governmental body or administrative or other agency having authority over it.

Section 13. Effectiveness. The amendments and supplements to the Original Agreement set forth in this Amendment shall be effective on the date that each of the parties hereto shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of Roche and Gilead.

Section 14. Amendments. No amendment or modification of this Amendment shall be valid or binding upon the parties unless made in writing and signed by each party.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 15. Waiver. No waiver by any party hereto on any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach of default.

Section 16. Agreement. The Original Agreement, as amended and supplemented by this Amendment, is hereby incorporated herein by reference and shall be and become part of this Amendment as if set forth herein in its entirety. After the date hereof, any reference to the Original Agreement shall mean the Agreement as amended and supplemented hereby. Except as specifically set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 17. Entire Agreement. The Agreement as amended and supplemented by this Amendment, and all Exhibits and Schedules referred to in herein or therein, together with the Settlement Agreement, embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

Section 18. Governing Law. This Amendment is made in accordance with and shall be governed and construed under the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

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[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.

F. HOFFMANN-LA ROCHE LTD

By:	/s/ William Burns
Name:	William M. Burns
Title:	CEO Division Roche Pharmaceuticals

By:	/s/ Stefan Arnold
Name:	Stefan Arnold
Title:	Deputy Director and Legal Counsel

HOFFMANN-LA ROCHE INC.

By:	/s/ Frederick C. Kentz
Name:	Frederick C. Kentz, III
Title:	Vice President, Secretary, and General Counsel

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan
Name:	John F. Milligan
Title:	Executive Vice President and Chief Financial Officer

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Attachment 1

Gilead shikimic acid Inventory and Commitments

Date: November 15, 2005

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Attachment 2

Items To Be Included in Roche’s Commercial Plans

1.	Forecasts of annual and monthly Product sales, and promotional and educational expenditures

2.	Planning for conferences and public presentations

3.	Sampling and market research

4.	ML activities and plans

5.	Pricing strategies and structures

6.	Sizes and strategies for all field-based teams involved in promotion of the Product, including revenue goals, call frequency, and incentive compensation plans

7.	Spending allocations by indication and marketing mix (such as advertising, direct-to-consumer activities and medical education)

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(a)

Manufacturing Committee Representatives

From Roche:

[ * ]

From Gilead:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(d)

Manufacturing Working Group Representatives

Manufacturing Working Group:

From Roche:

[ * ]

From Gilead:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 6(a)

Commercial Committee Representatives

From Roche:

[ * ]

From Gilead:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 6(f)

Commercial Working Group Representatives

From Roche:

[ * ]

From Gilead:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 8(a)

Joint Supervisory Committee Representatives

From Roche:

[ * ]

From Gilead:

[ * ]

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.